As filed with the Securities and Exchange Commission on August 12, 2014

Registration No. 333-197544

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in charter)

Delaware	11-3525548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1640 Marengo Street, 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Bologna

Chairman and Chief Executive Officer

Response Genetics, Inc.

1640 Marengo Street, 7th Floor

Los Angeles, California 90033

(323) 224-3900

Fax: (323) 224-3096

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven A. Seidman, Esq.

Laura L. Delanoy, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Fax: (212) 728-8111

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-197544) originally filed by Response Genetics, Inc. on July 21, 2014. The sole purpose of this Amendment is to file the opinion of counsel regarding legality (Exhibit 5.1) to the Registration Statement and to re-file the Exhibit Index in Item 16 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the exhibit list therein, the signature pages and Exhibit 5.1 filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.              Exhibits. The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit	Description

1.1**	Form of Underwriting Agreement.
3.1	Certificate of Incorporation, as amended, of Response Genetics, Inc. (included as Exhibit 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form SB-2 (File No. 333-139534) filed on June 4, 2007 and incorporated by reference herein).
3.2	Certificate of Amendment to the Certificate of Incorporation, as amended, of Response Genetics, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 15, 2014 and incorporated by reference herein).
3.3	Amended and Restated Bylaws of Response Genetics, Inc. (included as Exhibit 3.2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed on August 10, 2010 and incorporated by reference herein).
4.1	Form of Common Stock Certificate (included as Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 (File No. 333-139534) filed on May 31, 2007 and incorporated by reference herein).
4.2**	Form of Preferred Stock Certificate.
4.3**	Form of Certificate of Designations of Preferred Stock.
4.7**	Form of Warrant Agreement and Warrant Certificate.
5.1*	Opinion of Willkie Farr & Gallagher LLP.
23.1

Consent of BDO USA, LLP (included as Exhibit 23.1 to the Registration Statement on Form S-3 (File No. 333-197544) originally filed by the Company on July 21, 2014 and incorporated by reference herein).

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-197544) originally filed by the Company on July 21, 2014 and incorporated by reference herein).

*	Filed herewith.
**	To be filed by an amendment or as an exhibit to a report filed under the Securities and Exchange Act of 1934, as amended, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on August 12, 2014.

By:	/s/Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	Chairman of the Board of Directors and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Thomas A. Bologna
	Thomas A. Bologna	Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors	August 12, 2014

By:	*
	Kevin R. Harris	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 12, 2014

By:	*
	Kirk Calhoun	Director	August 12, 2014

By:	*
	Sam Chawla	Director	August 12, 2014

By:	*
	David Schreiber	Director	August 12, 2014

By:	*
	Michael Serruya	Director	August 12, 2014

By:	*
	David Wurzer	Director	August 12, 2014

By:	*
	Richard van den Broek	Director	August 12, 2014

* This registration statement has been signed on behalf of the above listed officers and directors by Thomas A. Bologna, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

By:	/s/Thomas A. Bologna
Name:	Thomas A. Bologna
Attorney-in-Fact